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                                                                     EXHIBIT 4.4

                                TRUST AGREEMENT
                                      OF
                                 AON CAPITAL A

     THIS TRUST AGREEMENT is made as of December 27, 1996 (this "Trust Agreement"), by and among Aon Corporation, a Delaware corporation, as Depositor (the "Depositor"), and The Bank of New York (Delaware), a Delaware corporation, as trustee, and James White, as trustee (collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Aon Capital A" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Depositor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market; (iv) to execute and deliver letters or documents to, or instruments for filing with, a
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depository relating to the Capital Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Capital Securities of the Trust.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

     5.   This Trust Agreement may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

     7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (with regard to conflict of laws principles).
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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       AON CORPORATION,
                                       as Depositor


                                       By: /s/ Jerome I. Baer
                                           ------------------------------
                                           Name: Jerome I. Baer
                                           Title: Vice President--Taxation

                                       THE BANK OF NEW YORK (DELAWARE), not in
                                       its individual capacity but solely as
                                       trustee of the Trust


                                       By: /s/ Joseph G. Ernst
                                           --------------------------------
                                           Name: Joseph G. Ernst
                                           Title: Assistant Vice President



                                       /s/ James White
                                       ---------------------------------

                                       James White, not in his individual
                                       capacity but solely as trustee of the
                                       Trust